Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

In this Exhibit 99.3, references to “First PacTrust,” “the Company,” “we,” “our” and “us” mean First PacTrust Bancorp, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

The following unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to our proposed merger with Beach and our proposed acquisition of Gateway. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of the Company, Beach and Gateway as of December 31, 2011, and assumes that the proposed Beach merger and the proposed Gateway acquisition were completed on that date. The unaudited pro forma combined condensed consolidated statement of operations for the twelve month period ended December 31, 2011 gives effect to the proposed Beach merger and the proposed Gateway acquisition as if both transactions had been completed on January 1, 2011.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The unaudited pro forma combined condensed consolidated financial information also does not consider any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors.

The value of our shares of common stock issued in connection with the Beach acquisition as well as the amount of cash paid to Beach shareholders will be based on the closing price of our common stock on the date the merger is completed. For purposes of the unaudited pro forma combined condensed consolidated financial information, the fair value of our common stock was assumed to be below $13.50 per share, which is the price level at which Beach shareholders will receive merger consideration consisting of warrants to purchase shares of our common stock (as opposed to receiving shares of our common stock) and cash. The actual value of our common stock at the completion of the merger, and the form of merger consideration paid to Beach shareholders, could be different.

The unaudited pro forma combined condensed consolidated financial information includes estimated pro forma adjustments to record assets and liabilities of Beach and/or Gateway at their respective fair values and represents our pro forma estimates based on available information. The pro forma adjustments included herein are subject to change depending on changes in interest rates and the fair value of the components of assets and liabilities and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after the Beach merger and/or the Gateway acquisition are completed and after completion of thorough analyses to determine the fair value of Beach’s and/or Gateway’s tangible and identifiable intangible assets and liabilities as of the dates the Beach merger and the Gateway acquisition are completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact our consolidated statement of operations due to adjustments in yields and interest rates and/or amortization or accretion of the adjusted assets or liabilities. Any changes to Beach and/or Gateway shareholders’ equity, including results of operations from December 31, 2011 through the dates the Beach merger and the Gateway acquisition are completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The 2011 historical financial results of Beach includes $0.3 million of preferred stock dividends and discount accretion. These amounts relate to Beach’s participation in the United States Department of the Treasury’s Capital Purchase Program. Since then, Beach has redeemed $1.5 million or 25% of the original $6.0 million invested by the United States Department of Treasury under the Capital Purchase Program. In total, as of the date hereof, Beach has redeemed a total of $4.5 million or 75% of the original $6.0 million invested by the United States Department of the Treasury under the Capital Purchase Program. Under the Beach merger agreement, subject to regulatory approval, Beach will redeem the balance of this investment immediately prior to the completion of the merger. On August 30, 2011, the Company issued 32,000 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series A to the United States Department of the Treasury at a par value of $1,000 per share. This represented an infusion of $32 million in new Tier 1 capital from the Small Business Lending Fund, or SBLF. For the first 4.5 years, the dividend rate on the SBLF shares will vary between 1-5% based upon the Bank’s ability to generate SBLF qualifying loans. On October 3, 2011, the Company made its first dividend payment on the SBLF shares at a dividend rate of 5%. After the first 4.5 years, the dividend rate on the SBLF shares will increase to 9%.

The Company anticipates that the Beach merger and Gateway acquisition will provide the combined company with financial benefits that include reduced operating expenses. The unaudited pro forma combined condensed consolidated financial information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not necessarily reflect the exact benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the respective period’s historical consolidated financial statements and the related notes of the Company, Beach and Gateway. The historical consolidated financial statements of the Company, Beach and Gateway have been filed with the SEC and incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.”

The unaudited pro forma combined shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of our common stock or the actual or future results of operations of the Company for any period. Actual results may be materially different than the pro forma information presented.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition

as of December 31, 2011

(In thousands of dollars except per share data)

	First PacTrust Historical	Beach Merger			Pro Forma Combined First PacTrust and Beach	Gateway Acquisition			Pro Forma Combined First PacTrust, Beach and Gateway
		Beach Historical	Pro Forma Merger Adjustments			Gateway Historical	Pro Forma Transaction Adjustments
Assets:
Cash and due from banks	$6,755	$4,904	$—		$11,659	$2,159	$—		$13,818
Interest-bearing deposits, fed funds sold and time deposits	37,720	35,259	(40,828	)(1)	32,151	49,147	(13,500	)(9)	67,798
Securities held to maturity	—	—	—		—	78	10	(10)	88
Securities available for sale	101,616	5,825	—		107,441	80	—		107,521
Federal Home Loan Bank stock, at cost	6,972	1,143	—		8,115	697	—		8,812
Loans	788,389	260,575	(9,250	)(2)	1,039,714	143,875	(4,197	)(11)	1,179,392
Less: Allowance for loan losses	12,780	5,942	(5,942	)(3)	12,780	2,908	(2,908	)(12)	12,780

Net Loans	775,609	254,633	(3,308)		1,026,934	140,967	(1,289)		1,166,612
Accrued interest receivable	3,569	1,000	—		4,569	371	—		4,940
Other real estate owned, net	14,692	—	—		14,692	2,831	—		17,523
Premises and equipment, net	10,585	308	—		10,893	847	—		11,740
Bank owned life insurance investment	18,451	—	—		18,451	—	—		18,451
Prepaid FDIC assessment	2,405	548	—		2,953	—	—		2,953
Goodwill	—	—	3,659	(4)	3,659	—	—		3,659
Other identifiable intangibles	—	—	7,069	(5)	7,069	—	1,991	(13)	9,060
Other assets	20,667	1,507	—		22,174	4,381	(3,350	)(14)	23,205

Total assets	$999,041	$305,127	$(33,408)		$1,270,760	$201,558	$(16,138)		$1,456,180

Liabilities and Shareholders’ Equity:
Deposits
Noninterest-bearing demand	$20,039	$66,987	$—		$87,026	$21,455	$—		$108,481
Interest-bearing demand	68,578	18,303	—		86,881	1,223	—		88,104
Money market accounts	188,658	34,744	—		223,402	37,173	—		260,575
Savings accounts	39,176	115,596	—		154,772	6,524	—		161,296
Certificates of deposits	469,883	15,427	154	(6)	485,464	106,868	1,069	(15)	593,401

Total deposits	$786,334	$251,057	$154		$1,037,545	$173,243	$1,069		$1,211,857
Advances from Federal Home Loan Bank	20,000	13,500	—		33,500	—	—		33,500
Accrued expenses and other liabilities	8,212	5,493	1,515	(7)	15,220	6,617	—		21,837

Total liabilities	$814,546	$270,050	$1,669		$1,086,265	$179,860	$1,069		$1,267,194
Shareholders’ equity	184,495	35,077	(35,077	)(8)	184,495	21,698	(17,207	)(16)	188,986

Total liabilities and shareholders’ equity	$999,041	$305,127	$(33,408)		$1,270,760	$201,558	$(16,138)		$1,456,180

The accompanying notes are an integral part of these pro forma financial statements.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations

For the twelve month period ended December 31, 2011

(In thousands of dollars except share and per share data)

	First PacTrust Historical	Beach Merger			Pro Forma Combined First PacTrust and Beach	Gateway Acquisition			Pro Forma Combined First PacTrust, Beach and Gateway
		Beach Historical	Pro Forma Merger Adjustments			Gateway Historical	Pro Forma Merger Adjustments
Interest income
Loans, including fees	$30,997	$14,953	$662	(17)	$46,612	$6,565	$258	(17)	$53,435
Securities and other	4,180	342	—		4,522	147	(1	)(17)	4,668

Total interest income	35,177	15,295	662		51,134	6,712	257		58,103
Interest expense
Deposits	4,989	2,366	(51	)(17)	7,304	1,634	(356	)(17)	8,582
Borrowings	1,048	—	—		1,048	—	—		1,048

Total interest expense	6,037	2,366	(51)		8,352	1,634	(356)		9,630

Net interest income before provision for loan losses	29,140	12,929	713		42,782	5,078	613		48,473
Provision (recovery) for loan losses	5,388	1,494	—	(18)	6,882	(820)	—	(18)	6,062

Net interest income after provision for loan losses	23,752	11,435	713		35,900	5,898	613		42,411
Non-interest income:
Customer service charges, fee and other	1,473	563	—		2,036	164	—		2,200
Loan servicing, net	—	375	—		375	(51)	—		324
Net gain on loans	—	1,012	—		1,012	27,463	—		28,475
Net gain on sale of securities	2,888	—	—		2,888	—	—		2,888
Other	552	—	—		552	25	—		577

Total non-interest income	4,913	1,950	—	(19)	6,863	27,601	—	(19)	34,464
Non-interest expense
Salaries and benefits	13,914	6,969	—		20,883	22,961	—		43,844
Occupancy and equipment expense	2,848	1,090	—		3,938	3,098	—		7,036
OREO expense	6,779	9	—		6,788	1,009	—		7,797
Amortization of core deposit and other intangibles	—	—	1,414	(20)	1,414	525	398	(20)	2,337
Merger and acquisition integration expenses	—	—	—	(21)	—	—	—	(21)	—
Other	8,148	3,285	—		11,433	10,866	—		22,299

Total non-interest expense	31,689	11,353	1,414	(22)	44,456	38,459	398	(22)	83,313

Income (loss) before income taxes	(3,024)	2,032	(701)		(1,693)	(4,960)	215		(6,438)
Income tax expense/(benefit)	(296)	—	559	(23)	263	3,296	(5,289	)(23)	(1,730)

Net income (loss)	$(2,728)	$2,032	$(1,260)		$(1,956)	$(8,256)	$5,504		$(4,708)

Preferred stock dividends and discount accretion	534	310	—		844	—	—		844

Net income (loss) available to common shareholders	$(3,262)	$1,722	$(1,260)		$(2,800)	$(8,256)	$5,504		$(5,552)

Basic earnings (loss) per common share	$(0.31)	$0.43			$(0.26)	$(825.68)			$(0.52)

Diluted earnings (loss) per common share	$(0.31)	$0.42			$(0.26)	$(825.68)			$(0.52)

Weighted average common shares outstanding—basic	10,646,511	4,045,157	(4,045,157	)(24)	10,646,511	9,999	(9,999	)(24)	10,646,511
Weighted average common shares outstanding—diluted	10,646,511	4,090,708	(4,090,708	)(24)	10,646,511	9,999	(9,999	)(24)	10,646,511

The accompanying notes are an integral part of these pro forma financial statements.

Notes to Pro Forma Combined Condensed Consolidated Financial Statements

Note A—Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information and explanatory notes show the impact on the historical financial condition and results of operations of First PacTrust resulting from the proposed Beach merger and the proposed Gateway acquisition under the acquisition method of accounting. Under the acquisition method of accounting, the assets and liabilities of Beach and Gateway are recorded by First PacTrust at their respective fair values as of the date each transaction is completed. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of First PacTrust, Beach and Gateway as of December 31, 2011, and assumes that the proposed Beach merger and the proposed Gateway acquisition were completed on that date. The unaudited pro forma combined condensed consolidated statement of operations for the twelve month period ended December 31, 2011 give effect to the Beach merger and the proposed Gateway acquisition as if both transactions had been completed on January 1, 2011.

Since the transactions are recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit quality, and no allowance for credit losses is carried over to First PacTrust’s balance sheet. In addition, certain anticipated nonrecurring costs associated with the Beach merger and the Gateway acquisition such as potential severance, professional fees, legal fees and conversion-related expenditures are not reflected in the unaudited pro forma combined condensed consolidated statement of operations.

While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for loan losses and the allowance for loan losses, for purposes of the unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2011, First PacTrust assumed no adjustments to the historical amount of Beach’s or Gateway’s provision (recovery) for loan losses. If such adjustments were estimated, there could be a reduction, which could be significant, to the historical amounts of Beach’s or Gateway’s provision for loan losses presented.

The historical financial results of Beach’s for the year ended December 31, 2011 included professional fees of $0.4 million associated with corporate finance activities, including the proposed acquisition by First PacTrust.

Note B—Accounting Policies and Financial Statement Classifications

The accounting policies of Beach and Gateway are in the process of being reviewed in detail by First PacTrust. Upon completion of such review, conforming adjustments or financial statement reclassifications may be determined.

Note C—Merger and Acquisition Integration Costs

In connection with the proposed Beach merger and/or the proposed Gateway acquisition, the plan to integrate First PacTrust’s, Beach’s and Gateway’s operations is still being developed. The specific details of this plan will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment and service contracts to determine where they may take advantage of redundancies. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers, selling or otherwise disposing of certain premises, furniture and equipment, and assessing a possible deferred tax asset valuation allowance from a likely change in control for tax purposes. First PacTrust also expects to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature of the cost and the timing of these integration actions.

Note D—Estimated Annual Cost Savings

First PacTrust expects to realize cost savings following the Beach merger and the Gateway acquisition. These cost savings are not reflected in the pro forma financial information and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note E—Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

(1) Payment for cash consideration of $37.675 million to Beach shareholders and $3.153 million repayment of preferred stock issued under the Treasury’s Troubled Asset Relief Program, or TARP, is assumed to be funded by the liquidation of interest bearing deposits.

(2) Adjustment made to reflect the preliminary estimated market value of Beach’s loans, which includes an estimate of lifetime credit losses; loans include loans held for sale and net deferred loan costs and unearned discounts.

(3) Purchase accounting reversal of Beach’s allowance for loan losses, which cannot be carried over.

(4) Represents the recognition of goodwill resulting from the difference between the net fair value of the acquired assets and assumed liabilities and the consideration paid to Beach shareholders. The excess of the consideration paid over the fair value of net assets acquired was recorded as goodwill and can be summarized as follows (in thousands of dollars, except share and per share data):

Beach common shares outstanding at December 31, 2011		4,046,733	*
TARP restricted shares		60,109
Additional restricted shares		24,198

Total Beach common shares		4,131,040
Multiplied by exchange ratio (number of First PacTrust warrants for every Beach share)		0.33
First PacTrust warrants issued		1,363,243

Value of stock consideration paid to Beach shareholders, based on First PacTrust price at $13.50 per share		$—
Cash payment to Beach shareholders ($9.12 per Beach share)		37,675

Total pro forma consideration paid		$37,675

Carrying value of Beach net assets at December 31, 2011		$35,077
less: Beach TARP Preferred		3,153

Carrying value of Beach net assets attributable to common shareholders at December 31, 2011		$31,924
Fair value adjustments (debit / (credit)):
Loans, net	$(3,308)
Core deposit intangible	7,069
Certificates of deposit	(154)
Deferred tax effect of adjustments (42%)	(1,515)

Total fair value adjustments		$2,092

Fair value of net assets acquired on December 31, 2011		$34,016

Excess of consideration paid over fair value of net assets acquired		$3,659

*	Total Beach common shares does not reflect Beach options issued to officers and directors that (1) may become exercisable and (2) are in-the-money as of the date of the completion of the merger.

(5) Purchase accounting adjustment in recognition of the fair value of core deposit intangible assets, which is assumed to be 3% of core deposits liabilities.

(6) Adjustment made to reflect the preliminary estimated market value of Beach’s certificate of deposit liabilities.

(7) A $1,515,000 net deferred tax liability based on 42% of the fair value adjustments related to the acquired assets and assumed liabilities.

(8) Purchase accounting reversal of Beach’s common equity accounts and repayment of TARP preferred stock.

(9) Payment for cash consideration of $13.5 million to acquire all shares of Gateway is assumed to be funded by the liquidation of interest bearing deposits. The $3.5 million balance due to Gateway shareholders is already in an escrow deposit.

(10) Adjustment made to reflect the market value of Gateway’s held-to-maturity securities, representing unrealized gains as reported in Gateway’s December 31, 2011 audited consolidated financial statements.

(11) Adjustment made to reflect the preliminary estimated market value of Gateway’s loans, which includes an estimate of lifetime credit losses; loans include loans held for sale and net deferred loan fees and unearned discounts.

(12) Purchase accounting reversal of Gateway’s allowance for loan losses, which cannot be carried over.

(13) Purchase accounting adjustment in recognition of the fair value of core deposit intangible assets, which is assumed to be 3% of core deposits liabilities.

(14) A $150,000 net deferred tax asset based on 42% of the fair value adjustments related to the acquired assets and assumed liabilities, net of a $3.5 million reduction in other assets representing amounts in an escrow deposit for the benefit of Gateway shareholders as part of the purchase price.

(15) Adjustment made to reflect the preliminary estimated market value of Gateway’s certificates of deposit liabilities.

(16) Purchase accounting reversal of Gateway’s equity accounts partially offset by preliminary estimate of a bargain purchase gain resulting from the difference in the net fair value of acquired assets and assumed liabilities and the consideration paid to Gateway shareholders. The excess of the fair value of net assets acquired over consideration paid was recorded as bargain purchase gain and can be summarized as follows (in thousands of dollars):

Original consideration to Gateway Shareholders		$17,000
Carrying value of Gateway net assets at December 31, 2011		$21,698
Fair value adjustments (debit / (credit)):
Investment securities	$10
Loans, net	(1,289)
Core deposit intangible	1,991
Certificates of deposit	(1,069)
Deferred tax effect of adjustments (42%)	150

Total fair value adjustments		(207)

Fair value of net assets acquired on December 31, 2011		$21,491

Excess of fair value of net assets acquired over consideration paid (bargain purchase gain)		$4,491

(17) The amortization/accretion of fair value adjustments related to loans, investment securities, and deposits over the estimated lives of the related asset or liability.

(18) Provision for loan losses does not reflect any potential impact of the fair value adjustments related to loans which includes an estimate of lifetime credit losses.

(19) Noninterest income does not reflect revenue enhancement opportunities.

(20) Amortization of core deposit intangible over nine years on an accelerated method.

(21) Total estimated merger and acquisition integration expenses of $2.5 million and $1.25 million for the merger and acquisition with Beach and Gateway, respectively, primarily severance, professional, legal and conversion related expenditures, have not all been incurred and are nonrecurring expenses. Future integration costs will be expensed by First PacTrust as required by generally accepted accounting principles.

(22) Noninterest expenses do not reflect anticipated cost savings.

(23) Reflects the tax impact of the pro forma merger adjustments at First PacTrust’s marginal income tax rate of 42%.

(24) Adjustment reflects the elimination of Beach’s and Gateway’s weighted average shares outstanding.